EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 8, 2019
Centrus Reports First Quarter 2019 Results

•	Revenue increased 8% over 1Q 2018 to $38.7 million on higher uranium sales

•	Net loss of $20.9 million - an improvement of $4.1 million compared to the net loss of $25.0 million in 1Q 2018

•	Order book at $1.1 billion as of March 31, 2019

•	Reaffirming annual outlook of $125-160 million in revenue and $120-140 million cash balance for year-end 2019

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) today reported a net loss of $20.9 million for the quarter ended March 31, 2019, compared to a net loss of $25.0 million for the first quarter of 2018. The net loss allocable to common stockholders was $22.9 million, or $2.40 per common share (basic and diluted), compared to a net loss of allocable to common stockholders of $27.0 million or $2.97 per common share (basic and diluted), for the first quarter of 2018.
“Our first quarter results show progress on our path to align our cost-structure with our current business and grow our order book, keeping us on track to return to profitability in 2020,” said Daniel Poneman, Centrus president and chief executive officer. “We expect to continue to see improved results during the year as we fulfill future sales with lower-cost supplies and our reduced operating expenses.”
Refer to 2019 Outlook below for further details and factors that could affect the Company's 2019-2020 results.
Financial Results
Centrus generated total revenue of $38.7 million for the first quarter of 2019, an increase of $3.0 million, or 8%, from the prior year period.
Revenue from the LEU segment increased $13.8 million, or 65%, in the first quarter, compared to the corresponding period in 2018, reflecting the variability in timing of utility customer orders. The volume of uranium sales increased 463% while the volume of SWU sales declined 8%. The average price billed to customers for uranium sales increased 14% reflecting recent increases in uranium market prices. The average price billed to customers for sales of SWU declined 24% reflecting the trend of lower SWU market prices in recent years and the particular contracts under which SWU were sold during the periods. The average cost of sales per SWU declined approximately 35% primarily due to lower pricing in new supply contracts. Cost of sales for the LEU segment increased $3.5 million, or 10%, in the three months ended March 31, 2019, compared to the corresponding period in 2018, primarily reflecting changes in SWU and uranium sales volumes.
Revenue from the Contract Services segment declined $10.8 million in the three months ended March 31, 2019, compared to the first quarter of 2018, which included $9.5 million of revenue related to the January 2018 settlement with DOE related to past work performed. Cost of sales for the Contract Services segment declined $0.6 million, or 9%, in the three months ended March 31, 2019, compared to the corresponding period in 2018, reflecting reduced spending on American Centrifuge as the Company and UT-Battelle work toward a successor agreement, partially offset by costs for services provided under contracts with the U.S. government and X-energy that commenced later in 2018.
Centrus realized a gross loss of $5.5 million in the three months ended March 31, 2019, an improvement of $0.1 million compared to the gross loss of $5.6 million in the corresponding period in 2018.
2019 Outlook
Centrus anticipates 2019 SWU and uranium revenue to be in the range of $85 million to $120 million and total revenue to be in a range of $125 million to $160 million. Consistent with prior years, revenue continues to be most heavily weighted to the second half of the year. The Company expects to end 2019 with a cash and cash equivalents balance in a range of $120 million to $140 million.
The Company’s financial guidance is subject to a number of assumptions and uncertainties that could affect results either positively or negatively. Variations from these expectations could cause differences between the guidance and the ultimate results. Among the factors that could affect Centrus’ results are:

•	Additional purchases or sales of SWU and uranium;

•	Conditions in the LEU and energy markets, including pricing, demand, operations, and regulations

•	Timing of customer orders, related deliveries, and purchases of LEU or components;

•	Timing of execution of agreements for HALEU and with UT-Battelle, and terms established in the definitized contracts;

•	Financial market conditions and other factors that may affect pension and benefit liabilities and the value of related assets

•	The outcome of legal proceedings and other contingencies;

•	Potential use of cash for strategic initiatives;

•	Actions taken by customers, including actions that might affect existing contracts, as a result of market and other conditions impacting Centrus’ customers and the industry; and

•	Timing of return of cash collateral supporting financial assurance for the Piketon facility.

About Centrus Energy Corp.
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our outstanding 8.0% paid-in-kind (“PIK”) toggle notes (the “8% PIK Toggle Notes”) maturing in September 2019, our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock, including the potential termination of the guarantee by our principal subsidiary United States Enrichment Corporation (“Enrichment Corp.”) of the 8% PIK Toggle Notes; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity Joint Stock Company “TENEX” (“TENEX”) under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential products and services to us; risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the U.S. government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to obtain and/or perform under our future agreements with the DOE, UT-Battelle, LLC (“UT-Battelle”), the management and operating contractor for Oak Ridge National Laboratory (“ORNL”), for continued research and development of the American Centrifuge technology; uncertainties regarding uses for the Piketon, Ohio facility that we lease from the DOE; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of portions of the American Centrifuge project, including risks that the schedule could be delayed and costs could be higher than expected; risks related to our ability to perform and receive timely payment under agreements with the DOE, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities, achieve market acceptance of our products and services or that products or services provided by others will render our goods or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the identification of a material weakness in our internal controls over financial reporting; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Contact
Investors: Dan Leistikow (301) 564-3399
Media: Jeremy Derryberry (301) 564-3392

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Separative work units	$12.4	$17.7
Uranium	22.7	3.6
Contract services	3.6	14.4
Total revenue	38.7	35.7
Cost of Sales:
Separative work units and uranium	38.3	34.8
Contract services	5.9	6.5
Total cost of sales	44.2	41.3
Gross loss	(5.5)	(5.6)
Advanced technology license and decommissioning costs	6.6	7.7
Selling, general and administrative	8.1	11.2
Amortization of intangible assets	1.1	1.3
Special charges (credits) for workforce reductions and advisory costs	(0.1)	0.6
Gain on sales of assets	(0.4)	(0.1)
Operating loss	(20.8)	(26.3)
Nonoperating components of net periodic benefit expense (income)	(0.1)	(1.6)
Interest expense	1.0	1.0
Investment income	(0.7)	(0.6)
Loss before income taxes	(21.0)	(25.1)
Income tax benefit	(0.1)	(0.1)
Net loss and comprehensive loss	(20.9)	(25.0)
Preferred stock dividends - undeclared and cumulative	2.0	2.0
Net loss allocable to common stockholders	$(22.9)	$(27.0)

Net loss per common share - basic and diluted	$(2.40)	$(2.97)
Average number of common shares outstanding - basic and diluted (in thousands)	9,532	9,103

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$87.9	$123.1
Accounts receivable	39.5	60.2
Inventories	75.1	129.7
Deferred costs associated with deferred revenue	134.9	134.9
Deposits for financial assurance	30.5	30.3
Other current assets	6.6	6.3
Total current assets	374.5	484.5
Property, plant and equipment, net	4.1	4.2
Deposits for financial assurance	6.3	6.3
Intangible assets, net	74.9	76.0
Other long-term assets	4.9	0.7
Total assets	$464.7	$571.7

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$54.9	$52.4
Payables under SWU purchase agreements	—	46.0
Inventories owed to customers and suppliers	64.2	103.0
Deferred revenue	204.5	204.5
Current debt	33.6	32.8
Total current liabilities	357.2	438.7
Long-term debt	117.1	120.2
Postretirement health and life benefit obligations	134.5	136.2
Pension benefit liabilities	166.4	168.9
Advances from customers	15.0	15.0
Other long-term liabilities	17.2	14.6
Total liabilities	807.4	893.6
Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 104,574 shares issued and outstanding and an aggregate liquidation preference of $121.3 as of March 31, 2019 and $119.3 as of December 31, 2018	4.6	4.6
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 8,031,307 shares issued and outstanding as of March 31, 2019 and December 31, 2018	0.8	0.8
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 1,406,082 shares issued and outstanding as of March 31, 2019 and December 31, 2018	0.1	0.1
Excess of capital over par value	61.3	61.2
Accumulated deficit	(409.4)	(388.5)
Accumulated other comprehensive income, net of tax	(0.1)	(0.1)
Total stockholders’ deficit	(342.7)	(321.9)
Total liabilities and stockholders’ deficit	$464.7	$571.7

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended March 31,
	2019	2018
OPERATING
Net loss	$(20.9)	$(25.0)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1.3	1.6
PIK interest on paid-in-kind toggle notes	0.4	0.4
Gain on sales of assets	(0.4)	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	11.2	45.2
Inventories, net	25.6	5.0
Payables under SWU purchase agreements	(46.0)	(55.9)
Deferred revenue, net of deferred costs	—	(18.9)
Accounts payable and other liabilities	1.2	(2.0)
Pension and postretirement liabilities	(4.2)	(3.4)
Other, net	(0.1)	0.8
Cash used in operating activities	(31.9)	(52.3)

INVESTING
Capital expenditures	—	(0.1)
Proceeds from sales of assets	—	0.1
Cash provided by investing activities	—	—

FINANCING
Payment of interest classified as debt	(3.1)	(3.0)
Cash used in financing activities	(3.1)	(3.0)

Decrease in cash, cash equivalents and restricted cash	(35.0)	(55.3)
Cash, cash equivalents and restricted cash, beginning of period	159.7	244.8
Cash, cash equivalents and restricted cash, end of period	$124.7	$189.5

Supplemental cash flow information:
Interest paid in cash	$0.4	$0.4
Non-cash activities:
Conversion of interest payable-in-kind to debt	$0.7	$0.9